UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 24, 2024

ACME UNITED CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
1 Waterview Dr, Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	ACU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Set forth below are the results of the mattes submitted for a vote of the shareholders at the Company's 2024 Annual Meeting of Shareholders held on April 22, 2024

Directors	Votes For	Votes Withheld
Walter C. Johnsen	2,284,155	17,677
Richmond Y. Holden	2,179,410	122,422
Brian S. Olschan	2,297,369	4,463
Stevenson E. Ward III	2,227,753	74,079
Susan H. Murphy	2,283,951	17,881
Rex L. Davidson	2,227,253	74,579
Brian K. Barker	2,297,420	4,412
Paul J. Conway	2,297,020	4,812

Proposal 2 – Amendment to the 2022 Employee Stock Option Plan

The shareholders approved the Advisory vote to Approve Executive Compensation.

Votes For	Votes Against	Abstained	Broker Non- Votes
1,941,864	353,489	6,479	648,576

Proposal 3 – Amendment to the 2017 Non-Salaried Director Stock Option Plan

The shareholders approved the Advisory vote to Approve Executive Compensation.

Votes For	Votes Against	Abstained	Broker Non- Votes
1,992,713	302,410	6,709	648,576

Proposal 4 – Approval, by non-binding advisory vote, of the compensation of the named executive officers of the Company as described in the Proxy Statement.

The shareholders approved the Advisory vote to Approve Executive Compensation.

Votes For	Votes Against	Abstained	Broker Non- Votes
2,215,845	79,415	6,572	648,576

Proposal 5- Ratification of the Appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The shareholders approved the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstained
2,927,373	18,864	4,171

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen
Chairman and
Chief Executive Officer

Dated: April 24, 2024

By	/s/ Paul G. Driscoll
Paul G. Driscoll
Vice President and
Chief Financial Officer

Dated: April 24, 2024